UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 17, 2007
SunCom Wireless Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15325	23-2974475

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 Cassatt Road
Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)
(610) 651-5900

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
We announced today that we have entered into a merger agreement with T-Mobile USA, Inc. pursuant to which our common stock will be acquired for $27 per share. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated into this report by reference.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed merger, we will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by us with the SEC at the SEC’s Web site at www.sec.gov. The proxy statement and other documents also may be obtained for free from us by directing such request to SunCom Wireless Holdings, Inc., Investor Relations, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, telephone (610) 651-5900. You may also read and copy any reports, statements and other information filed by us with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.
We and our directors, executive officers and other members of our management and employees may be deemed participants in the solicitation of proxies from our stockholders in connection with the proposed merger. Information concerning the interests of these participants in the solicitation, which may, in some cases, be different than those of our stockholders generally, is set forth in our proxy statements and annual reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
99.1	Press release dated September 17, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.

Dated: September 17, 2007	By:	/s/ Eric Haskell

Eric Haskell
Executive Vice President and Chief Financial Officer